EXHIBIT  10-30



                         LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Loan Agreement") is made and entered into by and among FARM CREDIT OF SOUTH FLORIDA, ACA, a federally chartered agricultural credit association, ("South"), FARM CREDIT OF SOUTHWEST FLORIDA, ACA, a federally chartered agricultural credit association ("Southwest"), (with South and Southwest collectively referred to herein as the "Associations") and Orange-co, Inc. and Orange-co of Florida, Inc., (collectively referred to herein as the "Borrowers"), with reference to the following facts:

     A. Borrowers have requested the Associations to extend to Borrowers a syndicated term loan allocated among each of the Associations in an aggregate amount of $3,500,000.00.

     B. The Associations are willing to make the aforesaid syndicated term loan upon the terms and conditions set forth in this Agreement, with each of the Associations committing to extend the following loans:

          (i)  A loan from South in the amount of $1,500,000.00
          (ii) A loan from Southwest in the amount of $2,000,000.00; and

     IN CONSIDERATION OF the foregoing facts and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants and agreements contained in this Loan Agreement, Borrowers and the Associations agree as follows:

                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Definitions. For the purpose of this Agreement, the following terms shall have the respective meanings specified in this Section 1.1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"7.6 Loan"   shall mean the $7,600,000.00 loan from Southwest  to
Borrowers dated April 19, 1993, as modified and secured by the First Mortgage.

"5.0 Loan" shall mean the $5,000,000.00 loan from Southwest to Borrowers dated May 16, 1996, and secured by the First Mortgage.

"7.6 Note" shall mean that certain promissory note from Borrowers to Southwest dated April 19, 1993, last renewed effective April
1, 1998.

"5.0 Note" shall mean that certain promissory note from Borrowers to Southwest dated May 16, 1996.

"2.0    Note"    shall   mean   the   promissory    note    dated
June 30, 1998, executed by Borrowers in favor of Southwest, pursuant to this Agreement.

"1.5    Note"    shall   mean   the   promissory    note    dated
June 30, 1998, executed by Borrowers in favor of South, pursuant to this Agreement.

"ACA Stock" or "Borrower Stock" shall mean the common voting stock issued to Orange-co, Inc., in the amount of $1,000.00 in each Association pursuant to the Act in the total sum of $2,000.00 par value.

"Act" shall mean the Farm Credit Act of 1971, as amended. "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with any Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"Agent" shall mean Farm Credit of Southwest Florida, ACA, acting in its capacity as agent for the Associations pursuant to the Loan.

"Agreement" shall mean this Loan Agreement as originally executed
by   the   parties  hereto  and  all  permitted  amendments   and
modifications hereof, including all exhibits and schedules.

"Appraisal" shall mean an appraisal of the Real Property, prepared by an appraiser approved by the Associations in accordance with applicable regulations under The Act, and otherwise in form and substance acceptable to the Associations. The aforesaid appraisal must show the Real Property to have a value of no less than $16,200,000.00.

"Associations" shall mean Farm Credit of South Florida,  ACA  and
Farm Credit of Southwest Florida, ACA.

"Borrowers" shall mean Orange-co, Inc., a Florida corporation and Orange-co of Florida, Inc., a Florida corporation.

"Business Day" shall mean any day other than a Saturday, Sunday or day on which the Associations are authorized to close under applicable laws.

"Collateral" shall mean Borrower Stock, the Personal Property, other property and money of Borrowers now or hereafter in the custody, possession or control of Associations, and the Real
Property (including related improvements and fixtures).

"Collateral Sharing Agreement" shall mean that certain Agreement between South and Southwest dated June 30, 1998, addressing additional rights of South and Southwest concerning the Agency relationship and rights in the Collateral.

"Costs" shall mean all costs, expenses, losses and damages sustained or incurred by the Associations in connection with, because of, or as a result of any default or any one or more Events of Default of Borrowers under this Agreement, the Loan Documents or any of them, or in realizing upon, protecting, perfecting, defending or enforcing, or any combination thereof, the rights and remedies of the Associations under this Agreement, the Loan Documents, or any of them, including, without limitation, all title premiums, title research costs, appraisal fees, recording charges, documentary stamp taxes, intangible taxes, all environmental consultants and engineer's fees and costs and all appraiser's fees and costs, expert fees, and all attorney's fees and costs, including paralegal fees in all legal proceedings, including administrative, trial, appellate, probate, bankruptcy or any other legal or administrative proceeding, regardless of whether suit is brought.

"Current Ratio" shall mean current assets divided by current liabilities, as determined in accordance with GAAP.

"Debt" shall mean as to any Person (i) all obligations of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by that Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including, without limitation, any items, issued or assumed as the deferred purchase price of property or services purchased (including trade debt incurred in the ordinary course of business and regardless of the due date thereof) which would appear as liabilities on a balance sheet, (v) all obligations under take-or-pay or similar agreements or under commodities agreements, (vi) all Debt of others secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by), any lien on, or payable out of the proceeds of production from, property owned or acquired by that Person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty obligations, (viii) the principal portion of all obligations under capital leases other than operating leases, (ix) all obligations in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or banker's acceptance facilities created and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock or other equity interests issued and required by the terms thereof to be redeemed, for which mandatory sinking fund payments are due, by a fixed date, and (xii) other off balance sheet financing arrangements including, without limitation, synthetic leases,
which,   for  purposes  of  this  Agreement,  shall  not  include
operating leases.

"Debt to Equity Ratio" shall mean the total liabilities of a Borrower divided by the net worth of such Borrower, excluding deferred taxes.

"Default  Rate" shall mean an interest rate equal to the Interest
Rate plus two percent.

"Due Date" shall mean the date any payment of principal or interest is due and payable on the Loan or Syndication Notes.

"Environmental Laws" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Real Property, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") as amended 42 U.S.C. Section 9601 et seq. and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42U.S.C.
Section 6901 et seq.

"Event  of  Default" shall mean an event of default specified  in
Article VII of this Agreement.

"Farm Products" shall mean crops or supplies owned by Borrowers used or produced in fanning operations at the Real Property including citrus fruits and other fruits or products of crops prior to severance from the Real Property for any Borrower engaged in raising or other farming operations; provided, however, that Associations' lien shall not extend to the crops upon their severance from the Real Property until the earlier of:
(i) acquisition of title to the Real Property by foreclosure, deed in lieu of foreclosure, or other mechanism; (ii) the appointment of a receiver for the Real Property; (iii) or the filing of a petition in bankruptcy by or against a Borrower which becomes an Event of Default.

"Financial Statements" shall mean those financial statements of Borrowers described in Section 4.6 of this Agreement.

"Financing Statements" shall mean the financing statement or statements executed and delivered by Borrowers for the purpose of perfecting the Security Interest under the UCC or any other state law.

"First Mortgage" shall mean the Real Estate mortgage dated April 19, 1993, recorded in Official Record Book 312, Page 1151, Public Records of DeSoto County, Florida, as modified in Official Record Book 364, Page 450, and further modified in Official Records Book 406, Page 409, all of the Public Records of DeSoto County, Florida, which is a first lien on and security interest in the Real Property and on the personal property encumbered thereby and shall remain subject only to those exceptions and matters satisfactory to the Associations.

"Fiscal Year" shall mean the fiscal year of each Borrower ending on 9/30 in each calendar year. Subsequent changes of the fiscal year of a Borrower shall not change the term "fiscal year," unless the Associations shall consent in writing to such changes.

"Future Advance" shall mean the advance under the First Mortgage to secure the 2.0 Note by a mortgage lien against the Real Property, which such future advance shall be represented by a future advance receipt to the First Mortgage recorded in the Public Records of DeSoto County, Florida.

"GAAP"   shall  mean  generally  accepted  accounting  principles
consistently applied.

"Hazardous Substance" shall include, without limitation, the following: (i) those substances included within the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," or "Solid Waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "Hazardous Waste" in any Florida Statute and in the regulations promulgated pursuant to any Florida Statute; (iii) those substances listed in the United States Department of Transportation Table (49 CFR Part 172 and Amendments thereto) or by the Environmental Protection Agency (or any successor agency) as Hazardous Substances (40 CFR Part 302 and Amendments thereto); (iv) such other substances, materials and waste which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (v) any material waste or substance which is (1) petroleum; (2) asbestos; (3) polychlorinated biphenyl; (4) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act 33 U.S.C. Section 1251 et seq. or listed pursuant to Section 307 of the Clean Water Act (5) flammable explosive; or (6) radioactive materials.

"Interest Rate" shall mean an annual interest rate equal to 2.25% above the 5 year yield of U.S. Treasury debt obligations as of the day of closing on the Loan.

"Loans" shall mean the 7.6 Loan, the 5.0 Loan and this Loan.

"Beneficial Majority Ownership" shall mean ownership, either directly, or indirectly through any subsidiary, affiliate or other intermediary, of more than 50% of each class of voting stock of any corporation.

"Minimum Current Ratio" shall mean the current assets of a Borrower divided by the current liabilities of a Borrower, as determined under GAAP.

"Notes" shall mean collectively the 7.6 Note, the 5.0 Note and the Syndication Notes.

"Obligations" with respect to Borrowers, shall mean, individually and collectively, all payment and performance duties, obligations and liabilities of Borrowers to any of the Associations, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due to become due, including, without limitation, all Costs and all such duties, obligations and liabilities of Borrowers to any of the Associations, under and pursuant to the Loan Documents and all renewals, modifications or extensions of any thereof.

"Permitted Exceptions" shall mean only the Schedule B-2 exceptions contained in the final First Mortgage Title Policy and the final title policy for the Supplemental Mortgage which will be accepted by the Associations and are listed on Exhibit B attached hereto and made a part.

"Personal Property" shall mean: all rents, equipment, machinery, fixtures, pumps, irrigation pipes, wells, and improvements, whether now on the Real Property or hereafter placed thereon, and all accessions, parts or replacements now or hereafter affixed to the Real Property or used in connection therewith; all surface water management permits and all water use permits; all contract rights, and leases associated with the Real Property and all Farm Products.

"Person" shall mean any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization or other organizational entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

"Place of Business" shall mean those places of business in which any Borrower undertakes any of its business and shall include each Borrower's Principal Place of Business.

"Potential Default" shall mean an event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"Principal Place of Business" shall mean the principal place of business and the headquarters of each Borrower at which place all of its records are kept and which is located at the address set forth in Section 11.3 of this Agreement.

"Proceeds" shall mean whatever is received upon the sale, exchange, collection or other disposition of all or any portion of the Collateral.

"Proportionate Share" shall mean each Association's proportionate share of the Loan as set forth in Section 2.1, including each Association's percentage rates of return on repayment of principal and income, and percentage obligations of each Association for expenses incurred in the administration of the Loan or Costs, which have not been recaptured from Borrowers which each Association is responsible to contribute pursuant to this Agreement or any other Loan Document. In the event that the Proportionate Share of the Loan shall change, Associations shall execute a certificate evidencing the new Proportionate Share.

"Real Property" shall mean that certain real property consisting of approximately 3,140 acres of citrus grove in the aggregate and improvements thereon, situated in DeSoto County, Florida, all as more particularly described in Exhibit A attached hereto and made a part of.

"Security Agreement" shall mean that agreement dated June 30, 1998 pledging the Personal Property to all the Loans.

"Security Instruments" shall include the First Mortgage and the Supplemental Mortgage on the Security Agreement and any other agreements pledging collateral to secure the payment of the Notes.

"Security Interest" shall mean the security interest granted in the Collateral to the Associations pursuant to any Security
Instrument pledging the Personal Property.

"Subsidiary"  shall mean any corporation more than fifty  percent
(50%) of the stock of which is owned or controlled, directly or indirectly, by any Borrower or its Affiliates.

"Supplemental  Mortgage" shall mean that certain  mortgage  dated
June 30, 1998 given by Orange-co, Inc., to secure the $1.5 Note with the Real Property.

"Loan Commitment Letter" shall mean the Associations' commitment to make the Loan to Borrowers and Borrowers' acceptance thereof on terms and conditions set forth in the letter dated March 11, 1998, from Southwest to Borrowers and all written amendments thereto, if any.

"Loan Documents" shall mean this Agreement, the Syndication Notes, the Security Instruments, the Financing Statements, the Loan Commitment Letter, and all the other documents, agreements, certificates, schedules, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or the transactions contemplated by this Agreement.

"Loan" shall mean the $3,500,000.00 loan evidenced by the Syndication Notes.

"Loan Origination Fee" shall mean the fee paid to Associations for establishment of this credit facility in the total sum of $6,500.00.

"Syndication Notes" shall mean the $1.5 Note in favor of South, and the $2.0 Note in favor of Southwest and executed by Borrowers.

"Tangible Working Capital" shall mean the Current Assets of a Borrower minus the Current Liabilities of such Borrower.

"Title Agent" shall mean the law firm of Peterson & Myers, P.A., as Agent for Chicago Title Insurance Company.

"First Mortgage Title Policy" shall mean the mortgagee title insurance policy #10-0065-02-003795 written on Chicago Title Insurance Company insuring the First Mortgage as a first lien on the Real Property which shall be endorsed upon execution and recordation of the Future Advance for an additional insured amount of $2,000,000.00. The title policy shall otherwise only be adjusted to provide for change in the effective date of the title policy, and shall contain no additional exceptions to the title except the Permitted Exceptions. Borrowers shall provide Agent with a Commitment to Endorse the title policy at or prior to closing. All "GAP" exceptions shall be eliminated at closing from the title policy, as endorsed.

"UCC" shall mean the Florida Uniform Commercial Code, Chapters
671 to 680, inclusive.

      SECTION 1.2 Accounting Terms. All accounting terms used herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities between this Agreement and GAAP, the more conservative principle or interpretation shall be used.

     SECTION 1.3 Other Definitional Provisions. All of the terms defined in this Agreement shall have such defined meanings when used in all the Loan Documents unless the context shall otherwise require. All terms defined or used in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa. Terms defined in, or by reference to, the UCC, including Chapter 679 of the Florida Statutes, to the extent not otherwise defined herein shall have the respective meanings given to them in the UCC, including Chapter 679 of the Florida Statutes, with the exception of the word "document," unless the context clearly requires such meaning. The words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of the this Agreement. The use of "to", "until", "on", and words of similar import in this Agreement, in indicating expiration, shall be interpreted to include the date mentioned. The neuter genders as used herein and whenever used shall include the masculine, feminine and neuter as well. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party unless the context shall expressly provide otherwise.

                           ARTICLE II
                  AMOUNTS AND TERMS OF THE LOAN

     SECTION 2.1 Loan. The Associations agree, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under this Agreement, to make the Loan to Borrowers in an amount up to $3,500,000.00 solely for the purpose of allowing Borrowers to reduce their existing Indebtedness under loans with third parties. The Associations shall each make a portion of the Loan as follows:

       Association           Loan Amount         Proportionate
                                                     Share

    (a) South               $1,500,000.00            42.86%
    (b) Southwest           $2,000,000.00            58.14%
    Total Loan              $3,500,000.00           100.00%

     SECTION 2.2 Interest on the Syndication Notes. The Loan shall be evidenced by the Syndication Notes and shall be due and payable in accordance with and as required by Section 2.6, Borrowers shall not be liable under the Syndication Notes except with respect to funds actually advanced to Borrowers by the Associations pursuant to the terms hereof. The Syndication Notes shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding at the Interest Rate. From and after the due date, interest shall accrue on the unpaid principal balance of the Syndication Notes or on such defaulted payment, from the due date thereof at the Default Rate. Such interest shall continue to accrue at the Default Rate until the date of payment in full of all principal and accrued but unpaid interest of such defaulted payment, if applicable.

     SECTION 2.3 Advance of Loan Proceeds on the Loan. Each Association shall disburse to Title Agent at the closing of the transactions set forth herein their Proportionate Share of the Loan as set forth in Section 2.1 above for disbursement to or for Borrowers' benefit.

     SECTION 2.4 Calculation of Interest. Agent shall be responsible for calculation of interest due under this Agreement. Further, Agent shall give prompt notice to Borrowers and the other Association of the applicable Interest Rate determined by Agent pursuant to the terms of this Agreement. Interest shall be calculated on the basis of a year containing 365 or 366 actual days, as applicable.

     SECTION 2.5 Place of Payment. Except for the final balloon payments on the Syndication Notes, all payments by Borrowers under the Loan Documents shall be made at the Agent in Arcadia, Florida, or at such other place as the Agent may direct, in lawful money of the United States of America and in immediately available funds. Agent will promptly thereafter cause to be distributed (i) such payments of principal and interest in like funds to each Association at its address set forth in this Agreement, and (ii) other fees payable to each
Association to be applied in accordance with the terms of this Agreement. The balloon payments due in accordance with Section
2.6 below shall be paid directly to each of the Associations in accordance with the terms of the respective Note at the offices of each of the Associations at the addresses set forth in this Agreement.

      SECTION 2.6 Payment of Syndication Notes. Borrowers shall pay the Syndication Notes together with interest at the Interest
Rate as follows:

      (a) Commencing on July 1, 1998 and through June 1, 2003, each of the Syndication Notes shall require monthly payments of interest;

      (b) The amortization of each Note shall begin on July 1, 1998 based on equal Quarterly payments of principal on a straight
10-year principal amortization and continue to April 1, 2003.

      (c) The entire unpaid principal balance of each of the Syndication Notes plus all accrued interest on each of the Syndication Notes will be due and payable on July 1, 2003 in a balloon payment.

     SECTION 2.7 Application of Payments. All payments made in connection with the Loan shall be applied first to Costs, then accrued interest to the date of payment, and next to the unpaid principal balance of the Syndication Notes. All payments shall be made prior to 1:00 p.m. in available funds, and if not so made shall be credited as of the next Business Day.

     SECTION 2.8 Default Rate of Interest. If any installment of interest or principal is not paid when due and remains unpaid at the end of thirty (30) calendar days or if any other Event of Default shall occur and be continuing for thirty (30) days (without regard to cure periods) after written notice by Agent thereof, interest on the entire principal balance outstanding under the Loan shall accrue at the Default Rate, commencing as of the date the installment was due or the date of occurrence of the Event of Default, whichever is applicable, and continuing until such overdue installment is paid or Event of Default is cured.

     SECTION 2.9 Prepayment of Principal. No Borrower may prepay all or part of the principal of the Syndication Notes except as provided herein. All principal prepayments shall be subject to a prepayment premium (the "Prepayment Premium") equivalent to the Associations' loss of yield, if any, on the portion of principal of the Loan prepaid, as calculated in accordance with the mark to market conventions used by the Associations and hereinafter described. For purposes of this Agreement, a prepayment shall be deemed to have occurred if any Borrower pays the Obligations in full following an acceleration after an Event of Default. All principal prepayments shall be applied prorata to reduce the principal installments due under the Syndication Notes in inverse order of maturity. Prepayment Premium shall mean an amount determined as follows:

      1.  There  shall  first  be  determined  the  Proportionate
Amount (the "Proportionate Amount"), which is the ratio of the principal amount being prepaid to the then total principal amount outstanding on the Loan.

      2. The present discounted value (the "Present Value") of the Proportionate Amount of all interest and principal payments which would be paid over the remainder of the term of the Loan shall then be determined. In determining the Present Value, the following provisions shall apply:

          (a) The amount of scheduled payments of interest and principal over the remaining term of the Loan shall be multiplied by the Proportionate Amount to arrive at the Interest and principal payments to be used to arrive at the Present Value;

          (b) The amount and schedule of payments under clause (a) above shall then be discounted as if no prepayment had occurred;

          (c) The discount rate to be used will be a rate equal to (x) the then-existing yield on US Treasury Obligations having a maturity date most closely corresponding to the "Average Life" of the remaining term of the Loan (regardless of when the payments of Interest and principal are due), plus (y) 2.25% (i.e. 225 basis points). "Average Life" shall mean the point in time when one half (1/2) of the then outstanding principal balance of the Loan will have been repaid.

      3. The Prepayment Premium shall be equal to (x) the Present Value determined under Paragraph 2 above, less (y) the principal amount being prepaid. Provided however, if the Present Value is less than the principal amount being prepaid, Borrowers shall not be entitled to receive a refund.

     SECTION 2.10 Collateral and Security Interest. To secure the payment, observance and performance of the Syndication Notes, Borrowers shall grant to the Associations mortgage liens and security interests in and upon the Real Property and Personal Property in accordance with the terms of the Security Instruments.

     SECTION 2.11 Loan Origination Fee.  As consideration for the
Associations making the Loan to Borrowers, Borrowers shall pay to each Association its Proportionate Share of the Loan Origination
Fee.

     SECTION 2.12 Other Fees and Costs. Borrowers shall pay all expenses, taxes and fees incurred in connection with the documentation, underwriting and closing of the Loan and this Agreement, including, but not limited to, the Associations' attorney's fees, recording fees, lien search fees, title insurance premiums, appraisal fees, survey costs, and other reasonable fees and expenses as may be required.

     SECTION 2.13 ACA Stock and Right of Setoff. The ACA Stock and all future allocated surplus or other equities owned in each of the Associations are subject to the risk of capital impairment and shall be retired at the sole discretion of each of the Association's board of directors. The Associations have a statutory first lien on the ACA Stock as Collateral for the Syndication Notes as provided under the Act. Ownership of ACA
Stock, and all allocated surplus and other equities will be evidenced by entries recorded in the books of the Associations. Orange-co, Inc. shall be designated as the member of each
Association and owner of the ACA Stock. Borrowers hereby acknowledge that Associations are authorized to exercise their right of set-off against the ACA Stock, and any allocated surplus stock, or other equities in the Associations, now or hereafter owned by any Borrower, upon an Event of Default and as provided in the Act.

     SECTION  2.14  Monies  of  Borrowers/Associations  Right  of
Setoff. Borrowers hereby grant to the Associations a right of setoff with respect to any other amounts held by any of the Associations in any interest reserve or funds held accounts or other monies of any Borrower in the possession of any of the Associations, to secure and as Collateral for, the payment and performance of the Obligations. The Associations may, at any time upon the occurrence of an Event of Default, unless the Event of Default is cured as provided in Article VIII hereof, without demand or further notice, appropriate and setoff against and apply the same to the Obligations when and as the Obligations become due and payable. All such set offs shall be remitted by Associations to Agent for distribution to the Associations for each Association's Proportionate Share thereof.

     SECTION 2.15 Maximum Legal Interest Rate. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by the Associations hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Associations and Borrowers intend and agree that under no circumstance shall Borrowers be required to pay interest on the
Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Associations in excess of that rate, Borrowers shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the
Obligations (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to Borrowers by the Associations.


                           ARTICLE III
                      CONDITIONS TO CLOSING

     Subject to the compliance with the terms of this Agreement, the Associations shall make the Loan to Borrowers in accordance with the terms hereof. The obligation of each of the Associations hereunder is expressly conditioned upon Borrowers executing and delivering, or causing to be executed and delivered, to Agent the following Loan Documents and photocopies or originals, as appropriate, of all documents, certifications and information listed below, all in form and content satisfactory to the Associations, along with such other documents, items or instruments as the Associations or their attorneys, may reasonably require:

     SECTION 3.1 The Opinion Letter. An Opinion of counsel of Borrowers, who must be an attorney-at-law licensed to practice in the State of Florida, which shall meet the criteria of the Reports on Standards for Opinion of Florida Legal Counsel for Business and Real Estate Transactions dated June, 1997 and be otherwise acceptable to Associations and their counsel and contain at least the following opinions:

     (a) That each Borrower is duly incorporated and validly existing under Florida law and in good standing and that the execution and delivery of the Loan Documents and the closing of the Loan have been duly authorized by all necessary corporate action on the part of each Borrower.

     (b) That each Borrower has the unrestricted right and capacity to execute and deliver each of the Loan Documents to be executed and delivered by each Borrower and that no Borrower has executed any documents of any kind, including any prior loan or bonded indebtedness documents, which would prohibit the execution and delivery of the Loan Documents incident to this Agreement.

     (c) That each Borrower has all licenses, permits and approvals from all applicable governmental authorities necessary to use and to operate such Borrower's business for the specific purpose contemplated by such Borrower and represented to the Associations.

     (d) The Syndication Notes and all other Loan Documents have been duty authorized, executed and delivered by each Borrower and are the legal, binding, valid and enforceable obligations of each Borrower in accordance with their respective terms, except as the enforcement of them may be limited by bankruptcy, insolvency, moratorium and other applicable debtor relief laws.

     (e) That to the best of such counsel's knowledge, there are no undisclosed material legal actions or proceedings involving pending or threatened against, or with reference to any Borrower or the Collateral, before any court, quasi judicial or administrative body or regulatory agency.

     (f) That the Loan does not violate in any manner the usury laws of the State of Florida, and the manner and payment of interest under the Loan and all charges required to be paid under the Loan (including any prepaid interest, service charges, participation payments, reserved interest, additional interest, loan commitment fees, loan processing fees, broker's fees, and other charges contemplated, if any) are neither illegal nor usurious under the laws of the State of Florida.

     (g) The execution and delivery of the Loan Documents by each Borrower does not violate, conflict with, result in a breach of or default under any applicable statute, regulation, rule, order or other legal requirement applicable to each such Borrower (or any of them), or any agreement by which any of their properties are bound, or result in the creation of any imposition of any lien, charge or encumbrance upon the assets of any Borrower other than as contemplated by this Agreement.

     (h) All taxes and recording, registration or filing fees required to be paid to any authority with respect to the execution, recording, registration or filing of any of the documents securing the Loan have been duly paid in fall, including all documentary stamp taxes and intangible taxes, payable incident to the Syndication Notes, the Future Advance, and the Supplemental Mortgage.

     (i) Such other matters and opinions as the Associations and/or their counsel may reasonably require.

     SECTION 3.2 Corporate Documents. As to each Borrower, a certificate from the Florida Secretary of State stating that such corporation is in good standing and that corporate taxes are current, and a certificate from such corporation stating that (a) the corporation is in good standing with all license, income, and franchise taxes paid; (b) no proceeding for the dissolution or liquidation of any Borrower is in effect; (c) a resolution (which shall be stated verbatim in the certificate) has been duly adopted by such corporation's Board of Directors and remains in full force and effect specifically authorizing such corporation to borrow under the Loan, and authorizing certain named officers to execute and deliver documents on behalf of and bind each corporation; and (d) copies of each corporation's Articles of Incorporation filed with the Secretary of State and all amendments thereto, the By-Laws of the corporation currently in effect, and any shareholders agreements currently or in the future affecting the control, voting rights, ownership or transfer of the shares of the stock of the corporation which are attached to the certificate as true and correct copies.

       SECTION   3.3   Additional  Documentation.    Such   other
documentation as the Associations may reasonably require.

      SECTION 3.4 Survey. A copy of the most recent surveys and legal descriptions of the Real Property that any Borrower has in its possession accompanied by an affidavit of an officer of
Orange-co, Inc., attesting to the absence of change in boundaries, encroachments and overlaps of the Real Property.

     SECTION 3.5 Title Commitments.

     (a) A title commitment to endorse the First Mortgage Title Insurance Policy increasing the coverage by $2,000,000.00 issued by Chicago Title Insurance Company (the "Title Company") and including copies of all exceptions to coverage. The policy must
(1) guarantee that the Future Advance to the First Mortgage is the first lien on the Real Property; (2) name Southwest and its successors and/or assigns as the insured; (3) name Orange-co, Inc. as the fee simple title holder to the Real Property; (4) contain only the Permitted Exceptions; and (5) provide such affirmative coverage's and endorsements as may be required by the Associations or the Associations' counsel.

     (b) A title commitment to issue a mortgagee title insurance policy in the principal sum of not less than $1,500,000.00 issued by the Title Company, agreeing to insure the Supplemental Mortgage in favor of South, as a valid lien on the Real Property, subject only to the recording of the First Mortgage and the
Permitted Exceptions and shall show Orange-co, Inc. as the fee simple title holder to the Real Property. In addition, commitment shall provide for such affirmative coverage's and endorsements as may be required by the Associations or the Associations' counsel. The final mortgagee policy shall be issued to South within thirty (30) days from the date of closing.

     SECTION 3.6 Environmental. Borrowers shall complete an Environmental Hazards Assessment Form ("ENV-1"). In the event the completed ENV-1 or the appraiser's report (required under
Section 3.10 hereof) reveals evidence of Hazardous Substances contamination on the Real Property or threat of such contamination from adjoining property, the Associations reserve the right to withdraw their commitment to make the Loan.

     SECTION 3.7 Regulatory Compliance. Evidence satisfactory to the Associations that: (1) all governmental zoning ordinances, restrictive covenants, comprehensive plan provisions, land development regulations, concurrency management regulations, and zoning issues affecting the Real Property have been complied with; and (2) all water use permits and surface water management permits are in full force and effect and have been pledged for the Loan.

     SECTION 3.8 Access. Evidence satisfactory to the Associations which establishes legal ingress and egress from the Real Property to a publicly dedicated roadway. This access in any event must be reflected on the surveys provided to the
Associations and must be adequate for the Real Property and its intended use as determined by the Associations in their discretion. If the access is by private easement the easement must be insured under the Title Policies

     SECTION 3.9 The Following Policies of Insurance:

     (a) Public liability insurance in the minimum amount of $1,000,000.00.

     (b) At all times, if any improvements on the Real Property are located in a special flood hazard zone, Borrowers shall obtain and maintain flood insurance in form and substance acceptable to the Associations, designating the Associations as an additional loss payee, in an amount equal to the lesser of the outstanding balance of the Loan or the maximum amount available and otherwise in form and substance approved by the Associations, including a standard noncontributing mortgagee clause and a standard subrogation clause.

     (c) Business interruption insurance and insurance covering such other risks as the Associations may require;

     (d) Such other insurance policies with such coverages as are normally maintained by persons engaged in business similar to Borrowers.

     As to all such policies, the Associations must be named as mortgagee and loss payee, as applicable, and shall be entitled to receive thirty (30) days advance written notice of cancellation or material change. An original policy, a certified true copy of the policy or a certificate evidencing the policy must be obtained prior to closing of the Loan. All insurance policy requirements shall be maintained in good standing during the entire term of the Loan. All insurance companies furnishing the coverage must be acceptable to the Associations.

      SECTION 3.10 Appraisal. An appraisal of the Real Property satisfactory to the Associations.

      SECTION 3.11 Additional Documentation. The Associations shall have received such other documentation as the Associations may reasonably require.

     In addition to the above requirements, the obligations of the Associations to close the Loan and make any Advance under the Syndication Notes are subject to compliance with the following additional conditions precedent:

     SECTION 3.12 No Default. On the date hereof, Borrowers shall be in compliance with all the terms and provisions set forth in the Loan Documents on their part to be observed or performed, and no Event of Default or Potential Default shall have occurred and be continuing at such time.

     SECTION 3.13 Loan Documents. Borrowers shall have executed and delivered or caused to be delivered to the Associations, in fully executed form, all the Loan Documents, in form and substance satisfactory to the Associations, as the Associations may request and all of the Loan Documents shall be in full force and effect.

      SECTION 3.14 Payment of closing fees, the loan fees and all costs of closing shall have been paid.


                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

      Borrowers represent and warrant to each of the Associations
(which representations and warranties shall survive the execution and delivery of the Loan Documents) that:

     SECTION 4.1 Organization, Powers, etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary, and (iv) has the power and authority to execute and deliver, and to perform its obligations under the Loan Documents.

     SECTION 4.2 Authorization of Loan for Borrowers, etc. The execution, delivery and performance of the Loan Documents by each Borrower (a) has been duly authorized by all requisite action and
(b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order, writ, judgment, decree, determination or award of any court, arbitrator or other agency of government, (B) the Articles of Incorporation or Bylaws of any Borrower or (C) any provision of any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Borrower other than as permitted by the terms hereof.

     SECTION 4.3 Binding Effect. This Agreement is, and the Syndication Notes and the other Loan Documents when delivered hereunder will be legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except (a) as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights; and (b) as enforceability may be limited or qualified by general principles of equity, whether raised in a proceeding at law or equity.

     SECTION 4.4 Tax Payments. All federal, state and local tax returns and reports of each Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower, or upon any of such Borrower's properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of any such Borrower. The charges, accruals, and reserves on the books of each Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and no Borrower knows of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefore.

     SECTION 4.5 Agreements.

     (a) No Borrower is a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no unrealized losses with respect to any such agreement, indenture, lease or instrument.

     (b) No Borrower is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of such Borrower, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of the Obligations to be evidenced by the Syndication Notes.

     (c)    No   Borrower  is  in  default  in  the  performance,
observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

     (d) Each Borrower enjoys lawful, peaceful and undisturbed possession in all material respects to all permits, licenses, trade names, trade marks, services marks and patents used or whose use is contemplated in the operation of its business. Each Borrower enjoys lawful, peaceful and undisturbed possession in all material respects under all leases as to which such Borrower is a lessee and all such leases are valid and subsisting and in full force and effect.

     SECTION 4.6 Financial Statements.

      (a) Each Borrower has furnished the Associations with financial statements year ending September 30, 1997. Such financial statements including any related schedules and/or notes are true and correct in all material respects and have been prepared in accordance with GAAP and show all liabilities, direct and contingent, of each such Borrower required to be shown in accordance with such principles. The balance sheets fairly present the condition of each Borrower as at the dates thereof, and the profit and loss and surplus statements fairly present the results of the operations of each Borrower for the periods indicated.

     (b) Since the date of the Financial Statements, there have been no material undisclosed adverse changes in the actual or anticipated assets, liabilities, financial condition, business, operations, affairs or prospects (financial or otherwise) of any Borrower from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     SECTION 4.7 Litigation, etc. Except as disclosed in the Financial Statements, there are no undisclosed actions, proceedings or investigations pending or, to the knowledge of any Borrower, threatened, against any Borrower or affecting any Borrower (or any basis therefor known to any Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of any Borrower or in any Borrower's properties or assets, or in any material impairment of the right or ability of any Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of any Borrower and none which questions the validity of this Agreement, the Syndication Notes or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

     SECTION  4.8  Violation of Judicial or Governmental  Orders,
Laws, Ordinances or Regulations. No Borrower knows of any violation nor has any notice of a violation of any court order or of any law, regulation, ordinance, rule, order, code, or requirement of any governmental authority having jurisdiction over any Borrower that may detrimentally affect the business and operation of any Borrower.

     SECTION 4.9 Insurance. Borrowers maintain insurance coverage on the Collateral naming the Associations as loss payee and additional insured as its interests may appear.

     SECTION 4.10 No Outstanding Debt. No Borrower has any outstanding debt, except for: (i) the Loan; (ii) liabilities shown on the Financial Statements; and (iii) other obligations in the nature of trade payables incurred by Borrowers in their ordinary course of business.

     SECTION 4.11 Priority of Liens and Security Interest. The Security Interest and liens granted to the Associations in the Collateral shall be and are a perfected first and second liens in the Real Property and Personal Property, there are no other liens or security interests in the Collateral except for liens expressly permitted or provided in this Agreement, and there will be no other security interests or other liens upon the Collateral during the term of the Loan without the prior written consent of the Associations.

     SECTION 4.12 Solvency. After giving effect to the funding of the Loan, the application of the proceeds thereof as contemplated by this Agreement and the Loan Documents, and the payment of all estimated banking, legal, accounting and other fees related thereto, each Borrower is solvent.

      SECTION 4.13 Executive Offices And Location of Records. Orange-co, Inc.'s Principal Place of Business is located at 2020 U.S. Highway 17, South, Bartow, FL 33830, and all of its books and records are and shall be maintained there. Orange-co of Florida, Inc.'s Principal Place of Business is located at 2020 U.S. Highway 17, South, Bartow, FL 33830, and all of its books and records are and shall be maintained there.

     SECTION 4.14 Investment Companies Act. No Borrower is an "investment company" or a company "controlled" by, or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). The making of the Loan by the Associations, the application of the proceeds and repayment thereof by Borrowers and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     SECTION 4.15 Racketeer Influenced and Corrupt Organizations Act. No Borrower has ever been and is not now engaged, and will not engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et,.seg. and Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). No Borrowers' real property, interest or interests of any kind, including beneficial interest or interests, mortgages and leases, in or on the Real Property and Personal Property, including money, has ever been, is now, or is any way reasonably anticipated by any Borrower to become, subject to the any lien, notice, civil investigative demand, action, suit or any proceeding pursuant to the RICO Lien Acts.

     SECTION 4.16 Regulatory Compliance. Each Borrower has in the past complied with and is presently complying in all material respects with all laws applicable to such Borrower's business.

     SECTION 4.17 Real Property. Except for the Permitted Exceptions, the Real Property is free and clear of all liens and other adverse claims of any nature, and Orange-co, Inc. has good and marketable fee simple title to the Real Property. Upon the execution and delivery of the Loan Documents, including the Future Advance and Supplemental Mortgage, except for the Permitted Exceptions, Southwest will have a perfected first mortgage in the Real Property and South will have a perfected mortgage lien upon the Real Property. There are no matters pending against any Borrower or the Real Property that could result in a change of the status of the title to the Real Property during the period of time between the effective date of the title commitments for both the Future Advance to the First Mortgage and the Supplemental Mortgage, and the recording of the Future Advance and Supplemental Mortgage (herein the "Gap").
Borrowers covenant that Borrowers will not commit any act or permit any act to be committed that might result in a change in the status of the title to the Real Property during the Gap, and Borrowers shall indemnify the Associations, as well as the Title Agent and the title insurance underwriter issuing the title commitments and policies, from all costs and expenses (including reasonable attorney fees) suffered as a result of a change in the status of the title to the Real Property during the Gap.

     SECTION 4.18 Use of Loan. The proceeds of the Loan shall be used exclusively for the purposes set forth in Article Two of this Agreement.

     SECTION 4.19 ERISA Compliance. Each Borrower has complied with and will continue to comply with the Employee Retirement
Income Security Act of 1974, as amended, (ERISA).

     SECTION 4.20 Fair Labor Standards Act. Each Borrower has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from each Borrower, given as of the date hereof and as of the date of each reconfirmation, that each Borrower has complied with the requirements of the FLSA, in general, and 29 U.S.C. Section 215(a)(1) thereof, in particular.

     SECTION 4.21 Communication with Accountants. Each Borrower authorizes Agent to communicate directly with each Borrower's independent certified public accountants and authorizes those accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or substance of any oral information or conversation that such accountants may have with respect to any Borrower's business, financial conditions and other affairs. Agent shall treat information so obtained as confidential, except that Borrowers consent to the disclosure of such information to the Associations.

     SECTION 4.22 Hazardous Substances. There are no Hazardous Substances on or under the Real Property and Borrowers are not now engaged in any litigation, proceedings or investigations, nor does any Borrower have any knowledge of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances on the Real Property which will result in any material adverse change to the value of the Real Property or in the financial condition of any Borrower.

     SECTION 4.23 Zoning. Ordinances. Similar Laws and Standards. The Real Property is currently zoned for the uses intended and complies with all applicable zoning ordinances, concurrency requirements, regulations and restrictive covenants affecting the Real Property. Further, the uses of the Real Property presently comply and will continue to comply with all governmental laws, regulations, ordinances, rules, orders, standards and codes and with all hazard insurance underwriters' standards, without reliance on any variance or other special exemption or provision.

     SECTION 4.24 Utilities. All utility services necessary for the use and the operation of the Real Property for its intended purpose, are available at the boundary lines of the Real
Property.

      SECTION 4.25 Eminent Domain. No condemnation or eminent domain proceedings have been commenced or, to the knowledge of any Borrower, are threatened against the Real Property.

     SECTION 4.26 Governmental Permits. All governmental permits, approvals, consents, and other authorizations required in connection with the use of the Real Property, including all surface water management permits and water use permits have been or will be obtained before the Associations are obligated to advance proceeds of the Loan to Borrowers, and Borrowers shall at Agent's request, deliver copies of all such permits to the Associations on or before the date that the Associations are obligated to advance proceeds of the Loan to Borrowers.

      SECTION 4.27 Access. All of the Real Property has access to a publicly dedicated road right-of-way.

     SECTION 4.28 Usury. The amounts to be received by the Associations which are or which may be deemed to be interest under any of the Loan Documents or otherwise in connection with the transactions described herein constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transaction contemplated by this Agreement is or will be usurious.

     SECTION 4.29 Borrower Setoffs. No Borrower has, as of the date hereof, any defenses, counterclaims, or setoffs with respect to any sums to be advanced under this Agreement or under any other loan between Borrowers and any of the Associations

     SECTION 4.30 Disclosure and No Representation, Warranty or Document Untrue. To the best of each Borrower's knowledge, no representation or warranty made by any Borrower contained herein, the Loan Documents, or in any certificate or other document furnished or to be furnished by any Borrower pursuant hereto, or which will be made by any Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of fact, or (b) omits or will omit to state any material fact necessary to make the statements therein not misleading, unless otherwise disclosed in writing to the Associations. There is no fact known to any Borrower which adversely affects, or which might in the future adversely affect, the business, assets, properties or condition, financial or otherwise, of any Borrower, except as set forth or reflected in the Loan Documents or otherwise disclosed in writing to the Associations.

     SECTION 4.31 Continuation and Investigation. Borrowers' warranties and representations contained in this Agreement are and shall remain correct and complete until the Loan is paid in full. All representations, warranties, covenants and agreements made to or with the Associations by or on behalf of, or at the request of any Borrower in connection with this Agreement may be relied upon by the Associations notwithstanding any independent investigation made by or on behalf of the Associations.

     SECTION 4.32 No Subsidiaries. No Borrower has Subsidiaries, except as set forth on Exhibit "C".

      SECTION  4.33  Survival.   All of the  representations  and
warranties set forth in this Article shall survive until all Obligations are satisfied in full.


                            ARTICLE V
                FINANCIAL COVENANTS OF BORROWERS

     Borrowers covenant, for so long as any of the principal amount of or interest on the Syndication Notes is outstanding and unpaid or any duty or obligation of Borrowers hereunder or under any other Obligation remains unpaid or unperformed, as follows:

     SECTION 5.1 Financial Records. Borrowers at all times will keep proper and adequate records and books of account in accordance with GAAP, in which the full, true and correct entries will be made of its transactions and which will properly and correctly reflect all items of income and expense in connection with the operation of Borrowers' business regardless of whether such income or expense is realized by any Borrower.

     SECTION 5.2 Delivery of Financial Statements. Borrowers shall deliver or secure the delivery to Agent (and each Borrower authorizes delivery by Agent to each of the Associations) copies of each of the following:

     (a)   As  soon as practicable and in any event within  fifty
(50) days after the end of each fiscal calendar quarter during the term of this Agreement, the consolidated balance sheet for Borrowers as of the end of such period and the related statement of income for such quarter and cumulative year-to-date, all in reasonable detail and satisfactory in scope certified by an authorized financial officer of Orange-co, Inc., prepared in accordance with GAAP. Copies of Orange-co, Inc.'s 10-Q Reports filed with the Securities and Exchange Commission may be delivered to Agent in lieu of the quarterly financial statements provided for herein provided, however, that an authorized financial officer of Orange-co, Inc. will provide Agent with a certification thereof as to the accuracy of such reports;

     (b) As soon as practicable and in any event within ninety-five (95) days after each Fiscal Year end, combined audited Financial Statements of Borrowers prepared in accordance with GAAP (consisting of an income statement, balance sheet, changes in capital position and a reconciliation of net worth, including all normal and reasonable financial notes and further setting forth such changes in financial position, in each case, in comparative form figures for the corresponding period in the preceding fiscal year) that are certified by and contain an opinion from certified public accountants of recognized national standing reasonably acceptable to the Associations, all in reasonable detail and further certified by an authorized financial officer of each Borrower as to accuracy of such reports;

     (c) Borrowers will provide Agent with copies of all 10-K Reports filed with the Security and Exchange Commission within fifteen (15) days of filing of such reports.

     (d) Together with each delivery of those items required in clauses (a) and (b) above, Borrowers shall deliver to Agent a certificate executed by the an authorized financial officer of each Borrower, containing computations indicting compliance with the financial covenant ratios contained in this Agreement and, stating that to the best such officer's knowledge, (i) Borrowers have kept, observed, performed and fulfilled each and every Agreement binding upon them contained in the Loan Documents, and is not at the time in default of the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions thereof; and (ii) that none of the Events of Default or Potential Defaults, have occurred, or if they have occurred, specifying all such defaults or potential defaults of which the officer may have knowledge.

      (e) With reasonable promptness, such other data and information as from time to time may be reasonably required by the Associations.

     SECTION 5.3 Accounting, Financial Statements of Affiliates and Subsidiaries. The Subsidiaries and Affiliates will deliver to Agent (and Borrower authorizes delivery by Agent to each of the Associations) copies of the following:

       (a)  With reasonable promptness, such data and information
as   from  time  to  time  may  be  reasonably  required  by  the
Associations.

     SECTION 5.4 Financial Covenants. Borrowers shall observe the following financial covenants:

     (a) Borrowers agree to maintain, on a consolidated basis, a minimum Tangible Working Capital of $10,000,000.00.

     (b) Borrowers agree to maintain a Current Ratio of not less than 1.5 to 1.0.

     (c) Borrowers agree, on a consolidated basis, not to exceed a Debt to Equity Ratio of 0.85 to 1.0.

      (d) The financial covenants required under this Subsection shall be measured as of the last day of each fiscal quarter of Borrowers. The financial covenants of this Subsection shall be computed without regard to deferred tax balances as set forth in FASB Standard 109.

      SECTION 5.5 Quarterly Certification. Quarterly, Borrowers shall furnish Agent with a Certificate from an authorized financial officer of each Borrower that no Borrower is in default of any covenant or obligation under this Agreement or under any other loan to which Borrowers, or either of them, are a party, or in the event a default does exist, Borrowers shall furnish such information as is required under Section 6.3 of this Agreement.

     SECTION 5.6 Changes in Accounting Methods. Neither Borrower will amend or change its accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence as of the date of the Financial Statements, except as required to comply with GAAP.


                           ARTICLE VI
             OTHER AFFIRMATIVE COVENANTS OF BORROWER

     SECTION  6.1  Inspection. Borrowers  will  permit  Agent  or
Agent's designated representative to (i) visit any Place of Business, (ii) inspect the Collateral, (iii) inspect and make extracts from Borrowers books and records, and (iv) discuss the affairs, finances and accounts of any Borrowers with the officers of Borrowers, all at such reasonable times and as often as may reasonably be requested.

     SECTION 6.2 Maintenance of Legal Existence: Compliance with Laws. Each Borrower shall at all times preserve and maintain in full force and effect their respective legal existence, powers, rights, licenses, permits and franchises in the jurisdiction of its organization; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year of such Borrower; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

     SECTION 6.3 Notice of Default. Borrowers shall immediately notify Agent in writing upon the happening, occurrence or existence of any Event of Default, or Potential Default and shall provide Agent with such written notice containing a detailed statement by an authorized financial officer of each Borrower of all relevant facts and the action being taken or proposed to be taken by each Borrower with respect thereto.

     SECTION 6.4 Maintenance of Properties. Each Borrower shall maintain or cause to be maintained in good repair, working order and condition the Collateral and all other properties used or useful in their respective businesses and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times. No Borrower will do or permit any act or thing which might impair the value or commit or permit any waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent any Borrower leases any of its Places of Business, it shall maintain and keep current at all times all leases for said places of business and shall provide Associations with appropriate Landlord waivers for such leased Place of Business.

     SECTION 6.5 Notice of Suit, Proceedings, Adverse Change. Each Borrower shall promptly give Agent notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting any Borrower or the rights or other properties of any Borrower or (i) which involves potential liability of any Borrower in an amount in excess of $50,000.00, or (ii) which the officers or directors of any Borrower believe in good faith is likely to materially and adversely affect the financial condition of such Borrower or to impair the right or ability of such Borrower to carry on its businesses as now conducted or to pay the Obligations or perform its duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of any Borrower; and (c) of any seizure or levy upon any part of the properties of any Borrower under any process or by a receiver.

     SECTION 6.6 Execution and Delivery of Loan Documents.   Each
Borrower  shall execute and deliver to the Associations all  Loan
Documents to be executed by such Borrower as and when requested by the Associations.

     SECTION 6.7 Debts, Taxes and Liabilities. Each Borrower shall pay and discharge (i) all of its indebtedness and obligations in accordance with its terms and before it shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that no Borrower shall be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves have been set aside on its books. Each Borrower shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

     SECTION 6.8 Notification of Change of Name or Business Location. Borrowers shall notify Agent of each change in the name of any Borrower and of each change of the location of any Place of Business and the office where the records of any Borrower are kept, and, in such case, shall execute such documents as the Associations may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal Place of Business of a Borrower and the office where the records of Borrower are kept may not be kept out of or removed from Polk County, Florida, without the prior written consent of the Associations.

     SECTION 6.9 Compliance With Laws. Borrowers will comply with all laws, regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Borrowers.

     SECTION 6.10 Copies of All Default Notices. Borrowers shall promptly provide the Associations with copies of all notices of defaults or matters which will or become defaults upon the expiration of applicable grace periods under the SunTrust Loan Agreement and under any other agreement, contract, or lease, whether contained in the notice or not which any Borrower receives from time to time.

     SECTION 6.11 Further Assurances. Borrowers will, at the cost of Borrowers, and without expense to the Associations, promptly upon the request of the Associations: (a) correct any defect, error or omission which may be discovered in the contents of any Loan Documents or in the execution or acknowledgment thereof; (b) execute, acknowledge, deliver and record or file such other and further instruments (including, without limitation, mortgages, deeds or trusts, security agreements, financing statements and specific assignments of rents or leases) and do such further acts, in either case as may be necessary, desirable or proper in the Associations' opinion to carry out more effectively the purposes of the Loan Documents; to protect and preserve the lien of the First Mortgage, Supplemental Mortgage and the Security Interest on the Collateral subject thereto and any property intended by the terms thereof to be covered thereby, including, without limitation, any renewals, additions, substitutions or replacements thereto; or protect the Security Interest of the Associations and the Collateral against the rights or interest of third parties. Borrowers hereby appoint Agent as its attorney-in-fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of Borrowers, at Borrowers'
sole   expense,  if  any  Borrower  fails  to  comply  with   its
obligations under this paragraph.

     SECTION 6.12 After Acquired Property. Without the necessity of any further act of any Borrower or the Associations, subject to the limitations set forth in any specific Security Instrument, the lien of and the Security Interest created in the Collateral automatically extends to and include:

      (a)     Any  and all renewals, replacements, substitutions,
accessions,  proceeds,  products  or  additions  of  or  to   the
Collateral,   subject  to  the  limitations  contained   in   the
definition of Farm Products.

     (b) Any and all monies and other property that from time to time may either by delivery to the Associations or by any instrument, be subjected to such lien and Security Interest by Borrowers or by anyone on behalf of Borrowers, or with the consent of Borrowers, or which otherwise may come into possession or otherwise be subject to the control of the Associations pursuant to the Loan Documents.

     SECTION 6.13 Indemnity. Borrowers shall indemnify, defend and hold harmless the Associations from and against, and reimburse the Associations for, all claims, demands, liabilities, losses, damages, judgments, penalties, Costs and expenses, including, without limitation, attorney's fees and disbursements, which may be imposed upon, asserted against or incurred or paid by either the Associations by reason of, on account of or in connection with any claim or damage occurring in, upon or in the vicinity of the Collateral through any cause whatsoever, or asserted against the Associations on account of any act performed or omitted to be performed under the Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or the Loan Documents, except as a result of the willful misconduct or gross negligence of the Associations.

      SECTION  6.14  Additional Documents.  From  time  to  time,
Borrowers   shall   provide   Agent  the   following   additional
assurances:

     (a) Preservation of Security. Borrowers shall sign and deliver to Agent such documents, instruments, assignments and other writings and do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intended to secure the Syndication Notes, as the Associations may reasonably require.

     (b) Additional Documentation. Borrowers shall furnish such additional and/or updated copies of the documents required by Article III above.

      SECTION 6.15 Insurance.  During the term of this Agreement,
Borrowers  shall  maintain  the insurance  coverage  required  by
Article III hereof.

      SECTION 6.16 Application. Each Borrower shall use its best efforts to collect the maximum amount of insurance proceeds (the "Insurance Proceeds") payable on account of any act or occurrence of any kind or nature which results in damage, loss or destruction to the Real Property ("Casualty") and the maximum award or payment or compensation payable ("Taking Proceeds") on account of any action or proceeding which results in a condemnation or other taking for public or private use of all or any portion of the Real Property or which relates to injury, damage, benefit or betterment thereto (a "Taking"). In the case of a Casualty, the Associations may, at their sole option make proof of loss to the insurer, if not made promptly by Borrowers. No Borrower shall settle or otherwise compromise any claim of any Borrower for Insurance Proceeds or Taking Proceeds without the Associations' prior written consent in any amount of more than $20,000.00. Each Borrower hereby assigns, sets over and transfers to Associations, all Insurance Proceeds and all Taking Proceeds and authorizes payment of such proceeds to be made directly to the Agent for distribution to the Associations. The Associations may, in their sole discretion, apply such proceeds to either of the following, or any combination thereof: (i) payment of the Syndication Notes, either in whole or in part, in any order determined by the Associations in their sole discretion; or (ii) repair or replacement, in part or entirely, of any part of the Real Property or the improvements thereon so destroyed, damaged or taken, in which event the Associations may impose such terms, conditions and requirements for the disbursements of proceeds for such purpose as they, in their sole discretion, deem advisable; provided, however that the Associations shall allow the repair or replacement of the Real Property so long as the Associations determine, in their sole discretion, that no Event of Default or Potential Default exists under the Loan Documents. The Associations shall not be a trustee with respect to any Insurance Proceeds or Taking Proceeds and may co-mingle Insurance Proceeds or Taking Proceeds with its funds without obligation to pay interest thereon. If the Associations elect to allow any
Borrower to use all or any portion of the proceeds for the restoration of the Real Property, the Associations will make such proceeds available to Borrowers upon such terms and conditions as the Associations deem advisable in the Associations' sole and exclusive discretion.

     SECTION 6.17 Financial Records. Borrowers at all times will keep proper and adequate records and books of account in accordance with GAAP in which the full, true and correct entries will be made of its transactions and which will properly and correctly reflect all items of income and expense in connection with the operation of Borrowers' businesses regardless of whether such income or expense is realized by Borrowers.

     SECTION 6.18 Environmental Compliance.

     (a) No Borrower has undisclosed knowledge after due investigation of (i) the presence of any unlawful "Hazardous Substances" on the Real Property, or (ii) any spills, releases, discharges or disposal of Hazard Substances that have occurred or are presently occurring on or onto the Real Property or any adjacent properties, or (iii) any spills or disposal of Hazardous Substances that have occurred or are presently occurring off the Real Property as a result of any construction or operation and use of the Real Property.

     (b) In connection with the operation and use of the Real Property, each Borrower represents that, as of the date of the First Mortgage and continuing through the date of the Future
Advance and Supplemental Mortgage, it has no undisclosed knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, re-use, sale, storage, handling, transport and disposal of any Hazardous Substances.

     (c) Each Borrower represents and warrants to the Associations that it has duly investigated the present and past uses of the Real Property and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Real Property and the laws regulating the environment, as to whether the Real Property or any lands in the immediate vicinity of the Real Property is or has been the site of, storage of or contamination by any Hazardous Substances.

     (d) No Borrower will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Real Property or transport to or from the Real Property any Hazardous Substance or allow any other person or entity to do so, except those which are used in accordance with applicable Environmental Laws and with all required permits and approvals and consistent with legal agricultural activities on the Real
Property. Each Borrower agrees to keep and maintain the Real Property in compliance with and shall not cause or permit the Real Property to be in violation of any Environmental Laws; and

     (e) Each Borrower will give prompt written notice to the Associations of the following: (i) any proceeding or inquiry by any governmental authority (including, without limitation, the Florida Department of Environmental Protection or any local health department) with respect to the presence of any Hazardous Substance on the Real Property or the migration thereof from or to other lands; (ii) all claims made or threatened by any third party against any Borrower or the Real Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) any Borrower's discovery of any occurrence or condition on any lands adjoining or in the vicinity of the Real Property that could cause the Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Environmental Laws or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Environmental Laws.

     (f) The Associations shall have the right to join and participate in, as a party if they so elect, any legal proceedings or actions initiated in connection with any Environmental Laws and have all their attorney's fees, Costs, and other expenses in connection therewith paid by Borrowers.

     (g) In the event that any investigation, site monitoring, containment, clean up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary or desirable under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Real Property (or any portion thereof) Borrowers shall, within thirty (30) days after written demand for performance thereof by the Associations (or such shorter period of time as may be required under any applicable law, regulation or agreement), commence to perform or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by the Associations and under the supervision of a consulting engineer approved in advance in writing by the Associations. All costs and expenses of such Remedial Work shall be paid by Borrowers including, without limitation, the charges of such contractor and/or the consulting engineer and each Association's reasonable attorney's fees and any other Costs incurred in connection with monitoring or reviewing such Remedial Work. In the event that Borrowers shall fail to timely commence or cause to be commenced or fail to diligently prosecute the completion of such Remedial Work, the Associations may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be deemed a Cost and become part of the debt evidenced by the Syndication Notes and shall be secured by the First Mortgage and Supplemental Mortgage.

     (h) Each Borrower hereby agrees unconditionally, absolutely and irrevocably to indemnify, defend and hold harmless the
Associations, their affiliates, successors, assigns and the officers, directors, employees and agents of the Associations, against and in respect of: (i) any loss, liability, cost, injury, expense or damage of any and every kind whatsoever (including without limitation, all Costs), which at any time and from time to time may be suffered or incurred in connection with any inquiry, charge, claim, cause of action, demand or lien made or arising directly or indirectly or in connection with, with respect to or as a direct or indirect result of the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Real Property into or upon any land, the atmosphere or any water course, body of water or wetlands of any Hazardous Substances including, without limitation, any losses, liabilities, damages, injuries, Costs and expenses incurred in connection with removal, encapsulation or other treatment of Hazardous Substances from or on the Real Property or claims asserted or arising under the Environmental Laws whether now known or unknown including, without limitation, all; (ii) any loss or damage resulting from a loss of priority of the Future Advance or the record First Mortgage due to the imposition of a lien against the Real Property; (iii) any attorney's fees, engineering fees and/or charges of any contractor or expert retained or consulted in connection, with any inquiry, claim or demand including, without limitation, any costs incurred in connection with the compliance with such inquire, claim or demand; (iv) any loss, liability, cost, expense or damage (including, without limitation, attorney's fees) suffered or incurred as a result of, arising out of or in connection with any failure of the Real Property to comply with all applicable Environmental Laws and any litigation, proceeding or environmental investigation relating to such compliance or noncompliance; (v) any loss, liability, cost, damage or expense (including, without limitation, court costs and attorney's fees) directly or indirectly arising from any claim, action, demand, cause of action or damage relating to or in connection with any personal injury concerning or relating to the presence of any Hazardous Substance on the Real Property.

     (i) The provisions of and the undertakings and indemnification set out in this paragraph shall survive the satisfaction and release of the Security Instruments and shall continue to be the joint and several liability, obligation and indemnification of Borrowers, binding upon Borrowers, forever.

     (j) If at any time or times hereafter the Associations employ counsel for advice or other representation with respect to this indemnity, to represent the Associations in any litigation contest, dispute, suit or proceeding in any way relating to this indemnity or to enforce Borrowers' obligations under this indemnity, then in all of the foregoing events, all of the reasonable attorney's fees and expenses arising from such services and all expenses, Costs and charges in any way arising in connection therewith or relating thereto shall be paid by Borrowers to the Associations, on demand.

     (k) The representations, warranties and covenants of Borrowers set forth in this paragraph shall continue in effect and, to the extent permitted by law, shall survive the transfer of title to the Real Property pursuant to foreclosure proceedings, by deed in lieu of foreclosure or otherwise. Borrowers acknowledge and agree that their covenants and obligations under this paragraph are separate and distinct from their obligations under the Security Instruments and any other Loan Documents.

     SECTION 6.19 Reappraisal. If at any time and for any reason the Associations, in their sole opinion, reasonably determine that the value of the Real Property may have declined or be less than the Associations previously anticipated, or the Associations are required to reappraise the Real Property pursuant to regulation or direction from Farm Credit Administration, then, within sixty (60) days from the Associations' written request, Borrowers shall, at Borrowers' sole expense, provide to the Associations a current appraisal of the Real Property, from an appraiser reasonably acceptable to the Associations and in form and content as required by the Associations. Borrowers shall cooperate fully with such appraiser and provide all documents and information as the appraiser may reasonably request in connection therewith.

      SECTION 6.20 Water Use Permits. Borrowers shall at all times maintain all water use permits and shall provide copies of all such permits to Associations upon request. Borrowers agree to comply with all the terms and conditions of any each water use permit associated with the Real Property and shall not voluntarily amend or otherwise curtail the quantities of water permitted for the Real Property without the prior written consent of Associations. Further, Borrowers agree not to transfer any quantities of water associated with the Real Property, as currently permitted under water use permit, to any other location without the prior written consent of Associations.

      SECTION 6.21 Surface Water Management Permits. Borrowers agree to comply with all of the terms and conditions of any surface water management permit affecting the Real Property and to furnish Associations with copies of all such surface water management permits upon request by Associations. Further, Borrowers agree to provide written notice to Associations of any proposed amendments to any surface water management permits and agree not to voluntarily amend such surface water management permits without the prior written consent of Associations. Borrowers agree to comply with all of the terms and conditions of any surface water management permit affecting the Real Property so long as any Obligations are outstanding.

      SECTION 6.22 Year 2000 Compliance. Prior to June 30, 1999, Borrowers shall furnish Associations with such reports, audits, and other information as is necessary to demonstrate Borrowers' compliance with all "Year 2000" mandates. All such reports shall include analysis of Borrowers' information systems and computer systems software and Borrowers shall make all such software and hardware upgrades, as may be necessary, to preserve the integrity of Borrowers' information systems for the transition to the calendar year 2000. In the event Borrowers fail to furnish the reports, audits, or other information as required by this paragraph, Associations reserve the right, at Borrowers' sole cost and expense to conduct such audits, tests, and reviews as Associations reasonably deem necessary to ensure Borrowers' ability to comply with all "Year 2000" mandates.


                           ARTICLE VII
                       NEGATIVE COVENANTS

     Borrowers covenant, for so long as any of the principal amount of, or interest on, the Syndication Notes is outstanding and unpaid or any Obligations remain unpaid or unperformed, that no Borrower will undertake any of the following actions, without the prior written consent of the Associations:

     SECTION 7.1 Merger, Consolidation, Dissolution, etc. Consolidate with or merge into any other corporation or partnership, including a merger of Borrowers; permit another corporation or partnership to merge into either of them; dissolve or take or omit to take any action which would result in their dissolution; acquire all or substantially all the properties or assets of any other Person; enter into any arrangement, directly or indirectly, with any Person whereby a Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     SECTION 7.2 Changes in Business. Engage in any business other than the business presently conducted by such Borrower on the date of this Agreement and business of substantially the same type or directly related thereto.

     SECTION 7.3 Other Agreements. Enter into any arrangements, contractual or otherwise, which would materially and adversely affect any Borrower's duties to or the rights of, the Associations under the Loan Documents, or which is inconsistent with, limit, or abrogate any of the Loan Documents.

     SECTION 7.4 Loans by Borrowers. Extend any credit or loan any monies to any Person other than:

     (a) advances made in the normal course of a Borrower's business for harvesting costs;

     (b) credit extended in connection with the sale of juice dispensing equipment under purchase money security arrangements represented by promissory notes and security agreements or capital leases therefore ;

     (c)  loans and advances on an inter-company basis.

     SECTION 7.5 Sale or Encumbrance.

     (a) Convey, assign, sell, mortgage, encumber, pledge, dispose of, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly or by operation of law or otherwise, of record or not) all or any, part of the legal or beneficial interest in any part or all of the Collateral.

     (b) Sell, assign or otherwise dispose of (whether or not of record or for consideration or not), or permit the sale, assignment or other disposition of, all or substantially all of the assets of any Borrower.

     SECTION   7.6 Loans to Borrowers/Liens on Collateral.  Other
than loans with one or more of the Associations, Borrowers will not borrow from anyone on the security of, or create, incur, or suffer to exist any lien on any of the Collateral.

     SECTION 7.7 Other Liens. Create, assume, or suffer to exist any lien upon the Collateral, whether now owned or hereafter acquired, except liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

     SECTION 7.8 Compliance with Regulation U and Regulation G. Permit any part of the proceeds of the Loan made pursuant to this Agreement to be used to purchase or carry or reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates or which would be inconsistent with the provisions of Regulation U, or Regulation G, or other applicable regulation. Each Borrower covenants that it is not engaged in and will not become engaged in as one of its principal business activities, the extending of credit for the purpose of purchasing or carrying such margin stock. If requested by Associations, each Borrower will furnish to Associations in connection with Loan hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 or comparable form pursuant to Regulation G, referred to in said regulations. In addition, each Borrower covenants that no part of the proceeds of the Loan hereunder will be used for the purchase of commodity future contracts (or margins therefore for short sales) for any commodity not required for the normal raw material inventory of such Borrower.


                          ARTICLE VIII
                        EVENTS OF DEFAULT

     The following each and all are Events of Default hereunder:

     SECTION 8.1 Monetary Default. If Borrowers shall default in any payment of the principal of or interest on the Notes, or any of them, when and as the same shall become due and payable, whether at maturity, by acceleration at the discretion of the Associations or otherwise;

     SECTION 8.2 Non-Monetary Default under the Agreement. If Borrowers shall default in the performance or compliance with any of the terms, conditions, covenants or agreements contained in this Agreement (other than that set forth in Section 8.1 above);

      SECTION 8.3 Third Party Default. If any Borrower shall suffer a default in the performance under the SunTrust Loan Agreement or under any agreement with any other Person other than the Associations where such default involves a contractual liability of such Borrower in excess of $1,000,000.00;

      SECTION 8.4 Misrepresentation. If any representation or warranty made in writing by or on behalf of any Borrower, in this Agreement or in any other Loan Document, shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed;

     SECTION 8.5 Dissolution. If any order, judgment, or decree is entered in any proceedings against any Borrower decreeing the dissolution of such Borrower and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days;

     SECTION 8.6 Bankruptcy, Failure to Pay Debts, etc. If any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for any Borrower or a substantial part of any Borrower's assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any Borrower, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more, or any Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief for the appointment of a custodian, receiver or any trustee for any Borrower or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

     SECTION 8.7 Fraudulent Conveyance. If any Borrower shall conceal, remove, or permit to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty
(30) days from the date thereof;

     SECTION 8.8 Final Judgment. If a final judgment for the payment of money in excess of $500,000.00 shall be rendered against any Borrower, and the same shall remain undischarged or shall not be bonded off to the satisfaction of the Associations for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed;

     SECTION 8.9 Impairment of Security. If any Security Instrument, agreement, or other instrument given to the Associations to evidence or secure the payment and performance of the Obligations hereunder shall be revoked by any Borrower or shall cease to be in full force and effect, or the protection or security afforded the Associations in any portion of the Collateral secured thereby is impaired for any reason; or any Borrower shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under any Security Instrument and such default shall not have been cured or waived in any applicable grace period contained therein; or any representation or warranty of any Borrower made in any Security Instrument shall be false in any material respect on the date as of which made; or for any reason (except for acts or omissions of the Associations) the Associations shall fail to have a valid, perfected and enforceable security interest, lien or mortgage encumbering the Collateral (or any of them) as required under this Agreement or if any Borrower shall contest in any manner that any Security Instrument constitutes its valid and enforceable agreement or any Borrower shall assert in any manner that it has no further obligation or liability under such agreement;

     SECTION 8.10 Cross-Default. The default under any other Loan between Borrowers and any Associations shall be deemed an Event of Default hereunder.

     SECTION 8.11 Condemnation. If the Real Property, or any material part thereof, is condemned or taken by right of eminent domain or other public authority and Borrowers' ability to carry on its business is materially affected as a result of such taking.

     SECTION 8.12  Maintenance Of Majority Ownership.

     (a)   The  failure of Ben Hill Griffin, Inc. to  maintain  a
Beneficial Majority Ownership of each Borrower.

     (b)  The  failure  of Ben Hill Griffin, III  to  maintain  a
Beneficial Majority Ownership of Ben Hill Griffin, Inc.

                           ARTICLE IX
                       RIGHTS UPON DEFAULT

     Upon the occurrence or continuing of any Event of Default, the Associations shall have and may exercise any or all of the rights set forth herein (provided, however, the Associations shall be under no duty or obligation to do so):

     SECTION 9.1 Acceleration. To declare the indebtedness evidenced by the Syndication Notes and all other Obligations to be forthwith due and payable, whereupon the Syndication Notes and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Syndication Notes or in such other Obligations to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon the Syndication Notes shall from and after such date of acceleration bear interest at the Default Rate.

      SECTION 9.2 Right of Setoff. To exercise any rights of setoff granted by law or under this Agreement or the Loan
Documents.

      SECTION 9.3 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

     SECTION 9.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

     SECTION 9.5 Foreclosure. Subject to the requirements of the Act, foreclose the First Mortgage and the Supplemental Mortgage on the Real Property and/or the Security Interest in the Personal Property by instituting a foreclosure suit in any court having jurisdiction thereof.

     SECTION 9.6 Cure of Defaults. Cure any default or Event of Default without releasing any Borrower from any obligation hereunder or under the Loan Documents. In connection with exercising its right to cure an Event of Default, the Associations may enter upon the Real Property and do such acts and things as the Associations deem necessary or desirable to protect the Real Property, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance, charge, lien, claim of lien, tax, assessment, fine, or other imposition; (ii) paying any insurance premiums and (iii) employing counsel, accountants, contractors and other appropriate persons to assist the Associations in the foregoing.

     SECTION 9.7 Receiver. Secure the appointment of a receiver or receivers, as a matter of right for the Real Property, whether such receivership is incident to a proposed sale of the Real Property or otherwise, and without regard to the value of the Real Property or the solvency of any Borrower. Each Borrower hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by the Associations. The appointment of such receiver, trustee or other appointee by virtue of any court, order or laws shall not impair or in any manner prejudice the rights of the Associations to receive payment of the rents and income pursuant to any lease assignment; the receiver shall be appointed to take charge of, manage, preserve, protect, and operate the Real Property and any business or businesses situated thereon, or any combination thereof; collect all income, including rents; harvest and sell crops not severed as of the date of appointment of the receiver and collect the proceeds therefrom; make all necessary and needed repairs; pay all taxes, assessments and insurance premiums and all other costs incurred in connection with the Real Property; and after payment of the expenses of the receivership, including reasonable attorney's fees and court costs, if any, to apply all net proceeds derived therefrom in the reduction of the indebtedness under the Notes and any other Obligations or in such other manner as the court shall direct. All expenses, fees and compensation incurred pursuant to any such receivership shall also be secured by the lien of the First Mortgage and the Supplemental Mortgage until paid. The receiver, personally or through agents, may exclude any Borrower wholly from the Real Property and have, hold, use, operate, manage and control the Real Property and may, in the name of each Borrower, exercise all of each Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Real Property in such manner as such receiver shall deem appropriate.

     SECTION 9.8 Other Security. The Associations may proceed to realize upon any and all other security for the Syndication Notes in such order as the Associations may elect; and no such action, suit, proceeding, judgment, levy, execution or other process will constitute an election of remedies by the Associations or will in any manner alter, diminish or impair the lien and security interest created by the Future Advance and the First Mortgage and Supplemental Mortgage, unless and until the Syndication Notes are paid in full.

     SECTION 9.9 Collect Income. Following the occurrence of an Event of Default, if the Associations shall be entitled to collect and receive all income from the Collateral which shall for all purposes constitute property of the Associations and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterment's and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other profit charges upon the Collateral or any part thereof, as well as just and reasonable compensation for the services of the Associations and all attorneys, agents, clerks, servants and other employees properly engaged by the Associations, the Associations shall apply the money received, first to the payment of the indebtedness secured by the First Mortgage, the Future Advance, and the Supplemental Mortgage, when and as the same shall become payable and then to the payment of any other sums required to be paid by Borrowers to the Associations under the Loan Documents.

     SECTION  9.10  Use  of Fund Balance.  To use  any  funds  of
Borrowers, including any balance which may be available in any cash collateral, reserve or contingency account under the Loan.

     SECTION 9.11 Status of the Collateral Upon an Event of Default. Upon the occurrence of any Event of Default, and pursuant to the procedures agreed to among the Associations under
Article IX, Agent, after giving written notice to Borrowers and the Associations of the actions to be taken, may at any time or times thereafter (i) deliver any correspondence or notices required by this Agreement; (ii) receive directly, for the benefit of all of the Associations and for the reduction of each of the Syndication Notes as provided hereafter in this Agreement, all payments and process related to the Collateral; and (iii) oversee the exercise of the remedies permitted by this Article IX, which remedies must be unanimously approved by each of the Associations.

     In the case of any sale of the Collateral, the proceeds which then may be held or recovered by Agent for the benefit of all of the Associations, shall be applied in the following order:

     (a) First, to the payment of all of the reasonable costs and expenses of such sale and of the collection or enforcement of such collateral, and reasonable compensation to Agent, its agents and attorneys, and all of the reasonable expenses and liabilities incurred and advances made by Agent in connection therewith;

     (b) Second, to the liquidation of the indebtedness under the 7.6 Loan as required by the Collateral Sharing Agreement.

     (c)   Third, to the payment ratably of the amounts  due  for
principal and of interest on each of the Syndication Notes and the liabilities on the 5.0 Loan then outstanding, without preference or priority of such indebtedness owing to one Association over a another, or of principal over interest, or of interest over principal; and

     (d) Fourth, to the payment of the surplus, if any, to Orange-co., Inc. or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     SECTION 9.12 Rights of the Associations. Subsequent to the existence of an Event of Default, or of a Potential Default, the Associations shall meet to establish written procedures to be taken by Agent for the protection, collection and enforcement of the Collateral. Agent shall not act with respect to the Collateral except in accordance with the written procedures as established by the unanimous consent of the Associations and under Agent's loan participation agreement with AgFirst Farm Credit Bank; provided, however, if an emergency situation exists, Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect the Collateral or enforce the rights of the Associations under the Loan Documents until the Associations agree on a written procedure in accordance with this Section.

     SECTION 9.13 Enforcement of the Syndication Notes. Nothing herein contained shall affect or impair any Association's right, which is absolute and unconditional, to enforce the payment of its Note, provided; however, that none of the Associations may enforce or demand enforcement of, any rights or liens with respect to the Collateral except upon the terms and conditions stated in this Agreement.

     SECTION 9.14 Obligation to the Associations. Borrowers shall be deemed to be directly obligated to each of the Associations to the extent of the full amount of the Note in favor of such Association, and each Association shall be entitled to exercise the rights of offset applicable to it pursuant to this Agreement.

     SECTION 9.15 Default Other Obligations. Each Association may, at its option, treat an Event of Default under this Agreement as an Event of Default or default under any other loan between Borrowers or either of them and such Association.

     The Associations agree among themselves that, if an Association shall obtain payment through the exercise of a right of offset or other collection efforts, such Association shall remit such amount to Agent for redistribution to Associations pursuant to their Proportionate Share as set out in this Agreement.


                            ARTICLE X
                        AGENCY PROVISIONS

     SECTION 10.1 Authorization and Action. Each Association hereby irrevocably appoints and authorizes Agent to take such actions as agent on behalf of such Association and to exercise such powers under this Agreement as are delegated to Agent by the terms of this Agreement, together with such additional powers as are reasonably incidental thereto. Agent shall not, by reason of this Agreement, be a trustee or fiduciary for any of the other Associations. Agent shall have only those duties and responsibility expressly set forth in this Agreement. As to any matters not expressly provided for in this Agreement and the Collateral Sharing Agreement (including, without limitation, enforcement or collection of the Syndication Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions given by the Associations (with such instructions to require the unanimous consent of all of the Associations), and such instructions shall be binding upon all holders of the Syndication Notes; provided, however, Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement, the Collateral Sharing Agreement, or applicable law.

     In general, and except as otherwise provided in this Agreement, The Collateral Sharing Agreement or any of the other Loan Documents and except as otherwise mutually agreed by Agent and each of the Associations, Agent will act on behalf of each of the Associations in connection with the receipt and collection of payments with respect to accounts payable, accrued interest, penalties or prepayment charges and principal under the Loan and Agent will service, manage, collect and enforce the Loan on behalf of itself and each other Association.

     SECTION 10.2 Termination of Agency Status.

          10.2.1 Notwithstanding any contrary provision contained in this Agreement, any Association may terminate the agency of the Agent with respect to the Loan, by providing written notice thereof to Agent, upon the occurrence of any of the following events:

          (a) The appointment of a conservator or receiver for, or the liquidation of, Agent by the Farm Credit Administration or the filing of any petition of bankruptcy by or against Agent unless discharged within thirty (30) days; or

            (b)    The  Association  shall  make  a  good   faith
determination that Agent has failed or refused to comply with its duties and obligations as Agent in accordance with, and pursuant to, the terms of this Agreement; or

           (c) Agent is in continuous material default under its General Financing Agreement with AgFirst Farm Credit Bank which has not been cured or, default thereunder waived, within sixty
(60) days from the date of default.

          10.2.2 Upon the termination of Agent's agency status on behalf of any Association, such Association thereafter shall have the right to represent its own interest with respect to its interest in the Loan including, without limitation, its Note. Without limiting the generality of the immediately preceding sentence, such Association shall have the right to immediately direct Borrowers to pay all principal and interest payments with respect to such Association's Note directly to such Association (referred to herein as a "Direct Payment Notice"), and, if requested by the particular Association, Agent shall join in any such Direct Payment Notice.

          10.2.3 Furthermore, upon the termination of Agent's agency status on behalf of any Association, then, notwithstanding any contrary provision contained in this Agreement, all further decisions with respect to the Loan shall require the unanimous consent of Agent and each Association.

     SECTION 10.3 Rights of Agent as an Association. With respect to this Agreement, the Loan made by it and the Syndication Note issued to it, Agent shall have the same rights and powers under this Agreement as any of the other Associations and may exercise the same as though it were not Agent; and the term "Associations" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent may lend money to, and generally engage in any kind of business with Borrowers, any of Borrowers' Affiliates and any Person who may do business with or own securities of any Borrower or any Affiliate, all as if Agent were not Agent and without any duty to account therefor to the other Associations.

     SECTION 10.4 Successor Agent. In the event of termination of Southwest as Agent, South shall automatically shall be the successor Agent. The successor Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from any further duties and obligations under this Agreement.

     SECTION 10.5 Provisions With Respect to Information as to Borrowers and the Loan. Until such time as this Loan, and all of the Syndication Notes, have been paid in full, each of the Associations, including, in particular, Agent, shall be obligated to furnish to each of the other Associations any and all information, including Confidential Information (as defined below), with respect to Borrowers and with respect to the Loan which may, at any time, come into the possession of Agent or any of the other Associations, as the case may be; provided, however, each of the Associations receiving any Confidential Information of Borrowers will exercise the same degree of care to protect such Confidential Information from any unauthorized disclosure and from any unauthorized use as such Association exercises to protect such Association's own confidential and proprietary information.

     Agent hereby acknowledges and confirms to each Association that Agent has advised Borrowers, and Borrowers hereby consent, that each Association will be entitled to receive any and all information, including any Confidential Information, with respect to Borrowers and with respect to the Loan which may, at any time, be furnished by, or at the direction of, Borrowers to any Association, including Agent, or otherwise obtained by any Association, including Agent.

     The term "Confidential Information" as used in this Section, shall mean any information which is in writing, which is clearly marked "Confidential" and which is provided by, or at the direction of, Borrowers to any of the Associations, including, in particular, Agent, with respect to the business or businesses, financial condition, operations, assets and properties, management, suppliers, customers, production or sales of Borrowers; provided, however, the term "Confidential Information" shall not include any of the foregoing information (a) which, at the time of disclosure to any of the Associations, is otherwise a part of the public domain, or (b) which, at any time after disclosure to any of the Associations, becomes a part of the public domain through no fault of any of the Associations, (c) which is received by any of the Associations from a third party who is legally in possession of it and who is not under any obligation of confidentiality with respect thereto, or (d) which, at the time of disclosure to any of the Associations, is already in the possession of any of the Associations.

     SECTION 10.6 Provisions With Respect to Payments by Borrowers. Except as otherwise expressly provided in this Agreement, or in any of the other Loan Documents, the following provisions shall be applicable with respect to all payments made by or on behalf of Borrowers with respect to the Loan:

          10.6.1 Payments with respect to the Loan shall be allocated first to costs, next to accrued interest, next to penalties or any Prepayment Premiums, and last to principal. Any payments received by Agent and not designated by Borrowers as applying to a specific loan shall be applied first to the Note on which interest or principal is currently due (to the extent of the amount due) and next to loans in accordance with Agent's customary practices.

          10.6.2 If Agent has one or more loans to Borrowers other than the Loan under this Agreement, then, notwithstanding any contrary provision contained herein, Agent shall have an obligation of fairness with respect to its collection practices, its application of payments that are not designated as payments on a specific loan, and its application of the proceeds of any security which is not the primary security for this Loan. Agent shall conduct its collection practices in a manner consistent with what its conduct would be if it were the sole owner of all outstanding loans to Borrowers. Agent further agrees that it will attempt to apply default remedies in a manner that permits the proceeds of Collateral for all outstanding loans, including this Loan, to be divided equitably among the outstanding balances of all loans that are secured to the same extent by such Collateral; provided, however, this provision shall never be interpreted or construed to require that the collateral which is first lien Collateral for this Loan to be applied against the balance of any other loans to Borrowers while there is a balance outstanding on this Loan except to the extent required by this Agreement, the Act, the Collateral Sharing Agreement, or other loan participation agreement among the Associations and AgFirst Farm Credit Bank.

          10.6.3 Notwithstanding the foregoing provisions, if the Loan is declared to be in distress or is declared to be in default, then, except as otherwise provided in this Agreement, the Collateral Sharing Agreement, or as otherwise mutually agreed by Agent and all of the Associations, Agent and all of the Associations will thereafter each share in subsequent principal and interest payments and/or collections and losses in proportion to their Proportionate Share.

          10.6.4 Any payment or portion thereof made by or on behalf of Borrowers and designated by Agent, in accordance with this Agreement or any of the other Loan Documents, as payment of interest shall be applied prorata according to the Proportionate Share of the accrued interest for each Association's Note evidencing the Loan at the time of receipt of any such payment.

          10.6.5 All fees received by Agent from Borrowers for default and late charges and prepayment charges shall be shared by Agent and all of the Associations at such time as they are received by Agent according to each Association's Proportionate Share.

          10.6.6 All origination, closing and servicing fees paid by or on behalf of Borrowers under this Agreement or any of the other Loan Documents shall, unless otherwise mutually agreed by the Associations, belong to Agent; provided, however, commitment fees, regardless of when paid, shall be divided among the Associations as provided in the offer of syndication for the Loan.

          10.6.7 All principal and interest payments and other amounts collected by Agent under the Loan will be held in trust by Agent for the benefit of all of the Associations until such funds are actually paid to and received by each particular Association. Each Association, as the beneficiary of such trust, will at all times be immediately entitled to payment of all funds held in trust by Agent for such Association.

     SECTION 10.7 Benefits of this Article X. Although binding upon and creating certain obligations for Borrowers, none of the provisions of this Article X shall inure to the benefit of Borrowers or any Person other than the Associations and AgFirst Farm Credit Bank as a loan participant; consequently, neither Borrowers or any other Person shall be entitled to rely upon or to raise as a defense, in any manner whatsoever, the failure of any of the Associations to comply with the provisions of this
Article X.


                           ARTICLE XI
                          MISCELLANEOUS

      SECTION 11.1 Cumulative Remedies. The remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity. Upon an Event of Default, the Associations may elect to exercise any one or more of such remedies and such election shall not waive or cause the Associations to have elected not to subsequently exercise any other such remedies available to it under the Agreement or any Loan Document.

     SECTION 11.2 Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Syndication Notes or the other Loan Documents, nor consent to any departure by Borrowers, shall in any event be effective unless the same shall be in writing and signed by the Associations, and then such waiver or consent shall be effective only in specific instance and for the specific purpose for which given.

     SECTION 11.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given (i) in the case of delivery, when addressed to the other party and delivered to the address set forth below, (ii) in the case of mailing, three (3) days after said notice has been deposited in the United States Mails, postage prepaid, by certified or return mail, and addressed to the other party as set forth below, and
(iii) in all of the cases, when received by the other party. The address at which notices may be sent under this Section are the following:

     If to Borrowers:

     Orange-co, Inc. and Orange-co, Inc. of Florida, Inc.
     P.O. Box 2158
     Bartow, FL  33830

     If to South:

     Farm Credit of South Florida, ACA
     10084 - 70th Road South
     P.O. Box 5559
     Lake Worth, FL  33466

     If to Agent in its capacity as Agent and as an Association:

     Farm Credit of Southwest Florida, ACA
     P. O. Box 1070
     Arcadia, Florida 34265

Any party may at any time change the address to which notices may be sent under this Section by the giving of notice of such to the other party in the manner set forth herein.

     SECTION 11.4 Applicable Law. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida, except to the extent that applicable federal law supersedes such state law.

     SECTION 11.5 Actions and Process. Any legal action or proceeding against Borrowers with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the state or federal courts located in DeSoto County, Florida as the Associations or their successors and assigns, as the case may be, may elect, and, by execution and delivery of this Agreement, Borrowers irrevocably submit to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in case of any such legal action or proceeding brought in the above-named Florida courts, hereby irrevocably consent, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to Borrowers at its address as provided in Section 11.3 hereof; or by any other means permitted by applicable law. If it becomes necessary for the purpose of service of process out of any such courts, Borrowers shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Borrowers will at all times have an agent for service of process for the above purposes available in DeSoto County, Florida. To the extent permitted by law, a final judgment (a copy certified by the court that has rendered the judgment shall be conclusive evidence of the fact and of the amount of any indebtedness of Borrowers to the Associations) against Borrowers in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any legal process therein, each such Borrower hereby irrevocably waives such immunity, and each such Borrower hereby irrevocably waives and agrees not to assert by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts,
(i) the defense of immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of immunity or otherwise, (iii) that it or any of its property is immune from the above described legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (iv) that such action  or  proceeding is brought in an inconvenient forum,  that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of an Association to bring actions, suits or proceedings in the courts of any other jurisdiction. Borrowers expressly acknowledge that the foregoing waiver is intended to be irrevocable under the laws of the State of Florida and of the United States of America.

     SECTION 11.6 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrowers in connection herewith shall survive the execution and delivery of this Agreement, the Syndication Notes and the other Loan Documents and be true and correct during the term of the Loan.

     SECTION 11.7 Time of the Essence.  Time is of the essence of
this   Agreement,  the  Syndication  Notes  and  the  other  Loan
Documents,

     SECTION 11.8 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope extent or intent or otherwise affect the meaning of any portion hereof.

     SECTION 11.9 Severability. In case any one or more of the provisions contained in this Agreement, the Syndication Notes or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Syndication Notes or the other Loan Documents, but this Agreement, the Syndication Notes and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would be in the reasonable opinion of the Associations adversely affect the rights of the Associations under any or all of the Loan Documents, the same shall be an Event of Default.

     SECTION 11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 11.11 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the Association shall have the option of selecting which conditions shall govern the loan relationship evidenced by this Agreement and, if the Associations do not so indicate, the terms of this Agreement shall govern in all instances of such conflict.

     SECTION 11.12 Term. The term of this Agreement shall be for such period of time until the Loan and Syndication Notes have been repaid in full, and all Obligations have been paid to the Associations in full. At such time, the Associations shall mark all the Loan Documents "Cancelled" and return them to Borrowers.

     SECTION 11.13 Expenses. Borrowers agree, whether or not the transactions hereby contemplated shall be consummated, to pay and save Associations harmless against liability for the payment of documentary stamp taxes, intangible tax, all out-of-pocket expenses arising in connection with this transaction and all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, acquisition and performance of the Syndication Notes (including any renewal, extension, substitution or replacement thereof) issued under or pursuant to this Agreements (excepting only any tax on or measured by net income of Association determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), all printing costs and the reasonable fees and expenses of any special counsel to Association in connection with this Agreement and any subsequent modification thereof or consent thereunder. The obligations of Borrowers under this Section
11.13 shall survive payment of the Syndication Notes.

     SECTION 11.14 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by Borrowers or any other assignment which may be prohibited by the terms and conditions of this Agreement.

     SECTION 11.15 Further Assurances. Borrowers shall, from time to time, execute such additional documents as may reasonably be requested by the Associations or the counsel, to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents.

     SECTION  11.16  No Third Party Beneficiaries.   The  parties
intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

     SECTION 11.17 WAIVER OF JURY TRIAL. EACH BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SYNDICATION LOAN DOCUMENTS, AND/OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN BORROWERS AND THE ASSOCIATIONS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrowers acknowledge that this waiver is a material inducement to the Associations to enter into a business relationship with Borrowers. Borrowers represent and warrant that each has reviewed this waiver with their legal counsel, and that such waiver is knowingly and voluntarily given following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation this Agreement may be filed as a written consent to a trial by the court.

     No claim may be made by any Borrower against the Associations, any of their affiliates and their respective directors, officers, employees, attorneys or agents for any special, indirect or consequential damages ("Special Damages") in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or an act, omission or event occurring in connection herewith or therewith; and each Borrower hereby waives, releases and agrees not to sue upon any such claim for Special Damages whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 11.18 No Waiver. No failure or delay on the part of the Associations in exercising any right, power or remedy hereunder, or under the Syndication Notes or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.

     SECTION 11.19 Entire Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

Signed and sealed in
the   presence  of:              Orange-co,  Inc., a Florida corporation

/s/ John V. Quinlan              By:  /s/ Gene Mooney
---------------------------           ------------------------
(Print Name)John V. Quinlan      Gene Mooney, as its President


/s/ C. B. Myers, III             By:  /s/  Dale A. Bruwelheide
---------------------------           ---------------------------------------
(Print Name)C.B. Myers, III           Dale Bruwelheide, as its Vice President
                                      and Chief Financial Officer

                                 Orange-co of Florida, Inc.,
                                 a Florida corporation

/s/ John V. Quinlan              By:  /s/  Gene Mooney
----------------------------          -----------------------------
(Print Name)John V. Quinlan           Gene Mooney, as its President

/s/ C. B. Myers, III             By:  /s/  Dale A. Bruwelheide
----------------------------          -----------------------------
(Print Name)C. B. Myers, III          Dale Bruwelheide, as its Vice President
                                      and Chief Financial Officer

                                 Farm Credit of South Florida, ACA

                                 By:  /s/  Andrew W. Hintzman
----------------------------          -----------------------------
Print Name------------------          Andrew W. Hintzman,
                                      its Senior Vice President
----------------------------
Print Name------------------

                                 Farm Credit of Southwest Florida, ACA

/s/ John V. Quinlan              By: /s/  Eric L. Dunham
----------------------------         ---------------------------------
Print Name  John V. Quinlan          Eric L. Dunham,
                                     its Senior Vice President
/s/ C. B. Myers, III
----------------------------
Print Name  C. B. Myers, III